UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 19, 2016, Hercules Capital Inc. (the “Company”) entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with all defendants in connection with a litigation matter (“the Action”) filed in November 2014.

In connection with the Settlement Agreement, the Action was settled among the parties and the Company received a settlement payment in the amount of $8 million dollars. The Settlement Agreement also provides a mutual release by the Company and the defendants of any and all claims and cross-claims that were asserted in the Action, the circumstances and events underlying the Action and attorney’s fees and costs related thereto. The Settlement Agreement does not constitute an admission of liability, fault, or wrongdoing by any party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
December 22, 2016
	By:	/s/ Melanie Grace
Melanie Grace
General Counsel